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EXHIBIT 23.7

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the use in this Amendment No. 4 to Registration Statement No. 333-114612 of IMC Global Inc. on Form S-4 of our report dated June 10, 2004 except for Note 16, as to which the date is August 5, 2004, related to the financial statements of Saskferco Products Inc., appearing in the Proxy Statement/Prospectus of The Mosaic Company included in Appendix C to this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Registered Chartered Accountants

Regina, Saskatchewan, Canada
September 16, 2004

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  EXHIBIT 23.7